UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER SECURITIES ACT OF 1933

Tiptree Financial Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	38-3754322
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
780 Third Avenue, 21st Floor, New York, New York 10017 (Address of Principal Executive Offices, including Zip Code)
Tiptree Financial Inc. 2013 Omnibus Incentive Plan*
Care Investment Trust Inc. Equity Plan*
 (Full Title of the Plan)

*See explanatory note immediately following the Calculation of Registration Fee table below

Neil C. Rifkind, Esq.
Vice President, General Counsel and Secretary
Tiptree Financial Inc.
780 Third Avenue, 21st Floor
New York, New York 10017
212 446-1400
(Name, Address and Telephone Number of Agent for Service)

Please send copies of all communications to:
Michael R. Littenberg, Esq. Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 (212) 756-2000 (212) 593-5955 - Facsimile

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐         Accelerated filer ☐

Non-accelerated filer ☐         Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $.01 per share (1)	2,131,190 shares (2)	$7.83 (3)	$16,687,217.70 (3)	$2,149.32

(1)
Also registered under this Registration Statement are such additional number of shares of Class A common stock ("Common Stock"), presently undeterminable, as may be necessary as a result of any stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2)
Represents 2,000,000 shares of Class A common stock reserved for issuance under the Tiptree Financial Inc. 2013 Omnibus Incentive Plan (the "2013 Plan") and 131,190 remaining unused shares from the prior Care Investment Trust Inc. Equity Plan (the "2007 Plan") previously registered on Form S-8 filed with the Securities and Exchange Commission on August 13, 2007 (File no. 333-145410).

(3)
Calculated in accordance with Rule 457(h) under the Securities Act based on the average of the high and low sales prices per share of the Common Stock trading on the Nasdaq Capital Market on November 20, 2013.

EXPLANATORY NOTES
This Registration Statement registers (i) 2,000,000 shares of Common Stock that may be issued under Tiptree Financial Inc.'s (the "Company's") 2013 Plan; and (ii) 131,190 shares of Common Stock from the 2007 Plan, which were never granted or issued.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The documents containing the information required by Part I of Form S-8 will be sent or given to participants under the plans as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
The information that has been incorporated by reference pursuant to Item 3 of Part II of this Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the registration statement incorporates) will be delivered to participants, without charge, upon written or oral request. Any such requests should be directed to the Company at the address and telephone number listed on the cover page of this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents By Reference.
The Commission allows the Company to "incorporate by reference" information the Company files with the Commission. This means that the Company can disclose information to investors by referring investors to those documents. The information incorporated by reference is an important part of this Registration Statement. The information the Company files later with the Commission will automatically update and supersede older information. The following documents which have been or will in the future be filed by the Company with the Commission are incorporated in this Registration Statement by reference:

•	Current Report on Form 8-K filed by the Company with the Commission on November 12, 2013;

•	Current Report on Form 8-K filed by the Company with the Commission on September 20, 2013;

•	Current Report on Form 8-K filed by the Company with the Commission on September 18, 2013;

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•	Current Report on Form 8-K filed by the Company with the Commission on September 3, 2013;

•	Current Report on Form 8-K filed by the Company with the Commission on August 6, 2013;

•	Current Report on Form 8-K filed by the Company with the Commission on July 2, 2013;

•	Quarterly Report on Form 10-Q for the period ended September 30, 2013, filed by the Company with the Commission on November 14, 2013;
•	Quarterly Report on Form 10-Q for the period ended June 30, 2013, filed by the Company with the Commission on August 13, 2013;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2013, filed by the Company with the Commission on May 15, 2013;

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed by the Company with the SEC on March 25, 2013; and

•
The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated August 8, 2013 including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such reports and documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded

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shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not Applicable.
Item 5. Interests of Named Experts and Counsel.
Not Applicable.
Item 6. Indemnification of Directors and Officers.
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active or deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision which limits the liability of our directors and officers to the maximum extent permitted by Maryland law.
Our charter also requires the Company, to the maximum extent permitted by Maryland law, to indemnify and hold harmless any present or former director or officer of the Company (or a predecessor of the Company) or any individual who, while a director or officer of the Company and at the request of the Company (or its predecessor), serves as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust, limited liability company, nonprofit entity or other enterprise, from and against any expenses, liability and loss (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such individual in connection with any proceeding in which the individual is named, or threatened to be named, a party in any such capacity. The Company may also be obligated to pay or reimburse such individual’s expenses in advance of the final disposition of any proceeding.
Our bylaws require the Company, to the maximum extent permitted by Maryland law, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding, to (i) any present or former director or officer of the Company who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a director and at the request of the Company, serves or served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. Upon approval of the Company’s board of directors, the Company may indemnify and advance expenses to a person who served a predecessor of the Company in any of the foregoing capacities and to any employee or agent of the Company (or its predecessors).

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We also maintain directors’ and officers’ liability insurance, which provides coverage to our directors and officers for certain liabilities.
Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in such capacity, or in the defense of an issue, claim or matter in any such proceeding. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; or

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

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Item 7. Exemption from Registration Claimed.
Not Applicable.
Item 8. Exhibits.
The following is a complete list of exhibits filed as a part of this Registration Statement:

Exhibit No.	Document
4.1	Tiptree Financial Inc. 2013 Omnibus Incentive Plan (filed as Exhibit 10.1 to the Company's Form 8-K on November 12, 2013 and incorporated herein by reference).
4.2	Form of Care Investment Trust Inc. Equity Plan (filed as Exhibit 10.4 to the Company's Registration Statement on Form S-11 on June 7, 2007 and incorporated herein by reference).
5*	Opinion of Venable LLP
23.1*	Consent of KPMG LLP
23.2*	Consent of Venable LLP (included in Exhibit 5)
24*	Powers of Attorney (see page II-1 of this Registration Statement)
* Filed herewith

Item 9. Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of

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prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 22nd day of November, 2013.

Tiptree Financial Inc. (the Registrant)
By:	/s/ Geoffrey N. Kauffman
Geoffrey N. Kauffman
President & Chief Executive Officer
POWER OF ATTORNEY
The Registrant and each person whose signature appears below hereby appoint Geoffrey Kauffman, Julia Wyatt and Neil C. Rifkind, and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on the 22nd day of November, 2013.

Name and Signature	Title	Date

/s/ Geoffrey N. Kauffman	President and Chief Executive Officer (Principal Executive Officer)	November 22, 2013
Geoffrey N. Kauffman

/s/ Julia Wyatt	Chief Financial Officer	November 22, 2013
Julia Wyatt

/s/ Michael G. Barnes	Executive Chairman	November 22, 2013
Michael G. Barnes

/s/ William A. Houlihan	Director	November 22, 2013
William A. Houlihan

/s/ Jonathan Ilany	Director	November 22, 2013
Jonathan Ilany

/s/ Richard A. Price	Director	November 22, 2013
Richard A. Price

/s/ Bradley E. Smith	Director	November 22, 2013
Bradley E. Smith

EXHIBIT INDEX

Exhibit No.	Document
4.1	Tiptree Financial Inc. 2013 Omnibus Incentive Plan (filed as Exhibit 10.1 to the Company's Form 8-K on November 12, 2013 and incorporated herein by reference).
4.2	Form of Care Investment Trust Inc. Equity Plan (filed as Exhibit 10.4 to the Company's Registration Statement on Form S-11 on June 7, 2007 and incorporated herein by reference).
5*	Opinion of Venable LLP
23.1*	Consent of KPMG LLP
23.2*	Consent of Venable LLP (included in Exhibit 5)
24*	Powers of Attorney (see page II-1 of this Registration Statement)
* Filed herewith